UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 31, 2009
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 31, 2009, Alon USA Energy, Inc. (the “Company”), two of the Company’s subsidiaries, Alon Refining Louisiana, Inc. (“Alon Louisiana”) and Alon Louisiana Holdings, Inc. (“Alon Holdings”), and Alon Israel Oil Company, Ltd. (“Alon Israel”), the majority stockholder of the Company, entered into an amendment (the “First Amendment”) to the Amended and Restated Stockholders Agreement between Alon Louisiana, Alon Holdings, Alon Israel and the Company, dated March 31, 2009 (the “Stockholders Agreement”).
     The First Amendment relates to the exchange of Series A Preferred Stock (the “Preferred Stock”) of Alon Louisiana for the Company’s common stock and provides for the acceleration of the mandatory exchange of the Preferred Stock for shares of the Company’s common stock from July 3, 2011 to December 31, 2009.
     A copy of the First Amendment is attached as Exhibit 10.1, and is incorporated herein by reference. The description of the First Amendment contained herein is qualified in its entirety by reference to the full text thereof.
Item 8.01. Other Events.
     On January 4, 2010, the Company issued a press release announcing the amendment to the Stockholders Agreement and the issuance of 7,351,051 shares of Alon common stock in exchange for the Preferred Stock.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statement and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	First Amendment to Amended and Restated Stockholders Agreement dated as of December 31, 2009, by and among Alon USA Energy, Inc., Alon Refining Louisiana, Inc., Alon Louisiana Holdings, Inc. and Alon Israel Oil Company, Ltd.

99.1	Press Release dated January 4, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
/s/ Harlin R. Dean
Harlin R. Dean
Senior Vice President, General Counsel and Secretary

Date: January 5, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	First Amendment to Amended and Restated Stockholders Agreement dated as of December 31, 2009, by and among Alon USA Energy, Inc., Alon Refining Louisiana, Inc., Alon Louisiana Holdings, Inc. and Alon Israel Oil Company, Ltd.

99.1	Press Release dated January 4, 2010.